INVESTMENT ADVISORY AGREEMENT

dated April 19, 2016

between Two Roads Shared Trust and Holbrook Holdings, Inc.

EXHIBIT A

As amended: February 2, 2022

Fund	Investment Advisory Fee	Effective Date
Holbrook Income Fund	0.80%	April 19, 2016
Holbrook Structured Income Fund	1.00%	February 2, 2022

TWO ROADS SHARED TRUST,

On behalf of the Funds included herein on Exhibit A

By: /s/Richard Malinowski

Name: Richard Malinowski

Title: Vice President

HOLBROOK HOLDINGS, INC.

By: /s/Scott Carmack

Name: Scott Carmack

Title: Chief Executive Officer